Exhibit 10.19

NI HOLDINGS, INC

SHORT-TERM INCENTIVE BONUS PLAN

EFFECTIVE JANUARY 1, 2026

INCENTIVE PLAN	COMPONENTS
Plan Objectives	• Reward performance • Encourage teamwork • Focus employees on success factors
Participants	• Employees with employment date on or before January 1 and employed on December 31 of the plan year • Employees on a Performance Improvement Plan are excluded
Performance Period	• Results from January 1 – December 31
Payout Frequency	• Annually – on or prior to April 15
Performance Tracking	• Quarterly reports published on company employee portal
Establishment of Goal Percentages	• Recommended by CEO and approved by NI Holdings, Inc. Board of Directors
Verification of Goals	• Reports provided to Compensation Committee
Payout Calculation

•     Total of three goals:

1.     Combined Ratio

2.     Strategic Initiatives

3.     Personal performance

•     Target, Threshold, and Stretch goals established annually and approved by compensation committee

•     Eligible Employees

o      Employees are eligible to receive stated amount for each goal achieved multiplied by their earned salary for the calendar year (does not include bonuses or certain other compensation)

Other	• Board retains discretion on payment of Plan.

105